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                                                                   EXHIBIT 10.39


                         FORM OF STOCK OPTION AGREEMENT


_______, 20__






A Notice of Grant of Stock Options is attached which references options granted to you on ____, 2005. [They are considered non-qualified stock options whole grant is intended not to fall under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. They are considered incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Please contact your personal tax advisor for appropriate tax treatment of these options.

If you sell stock acquired through these stock options within the "holding period" as defined by IRS regulations, the Company is required to report the ordinary income portion on your W-2 or a Form 1099. In that event, a form is enclosed entitled "Notice of Sale of Stock Purchased with Stock Options" which must be provided to the payroll department.]

Based on Security and Exchange Commission's ("SEC") rules and regulations, the Company has adopted certain policies regarding purchasing common stock of Salton, Inc., selling common stock or any other transaction that is deemed trading under the rules and regulations of the SEC. Any Manager or employee that has the ability to obtain material non-public information about the company, cannot sell or buy common stock of the company two weeks prior to an earnings release or 48 hours after such event.

Please sign and return the ORIGINAL COPY of your Notice of Grant of Stock Options to Linda Kaiser, c/o Human Resources Department, 1801 N. Stadium Boulevard, Columbia, MO 65202 in the envelope provided. You should retain a copy for your files. The granting of the option will not be considered complete until a signed copy is received.




Corporate Controller
Enclosures

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                        NOTICE OF GRANT OF STOCK OPTIONS
                              AND OPTION AGREEMENT

                                                           SALTON, INC.
                                                           ID: 363777824
                                                           1955 FIELD COURT
                                                           LAKE FOREST, IL 60045

NAME                                                       OPTION NUMBER:
ADDRESS                                                    PLAN:
CITY, STATE, ZIP                                           ID:

Effective (date), you have been granted a(n) (Incentive Stock Option) (or Non-Qualified Option) to buy (number) shares of Salton, Inc. (the Company) stock at (option price) per share.

The total option price of the shares granted is $0.00

Shares in each period will become fully vested on the date shown.


   Shares        Vest Type      Full Vest    Expiration
------------- --------------- ------------- ------------
(# of shares)    Annually




By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.


Salton, Inc.                            Date:




(EMPLOYEE NAME)                         Date: